Exhibit 5.1

[HOGAN & HARTSON L.L.P. LETTERHEAD]

August 5, 2005

Board of Directors

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, D.C. 20002

Ladies and Gentlemen:

We are acting as counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $301,643,566 in aggregate amount of one or more classes or series of the Company’s securities, which securities may include any or all of the Company’s:

(i) shares of Class A common stock, par value $.01 per share (the “Class A Common Stock”);

(ii) shares of preferred stock (the “Preferred Stock”);

(iii) Preferred Stock represented by depositary receipts (the “Depositary Shares”);

(iv) debt securities (the “Debt Securities”);

(v) warrants to purchase Debt Securities, Class A Common Stock, Preferred Stock or Depositary Shares (the “Warrants”); and

(vi) rights to purchase Class A Common Stock (the “Rights”, and together with the Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants, the “Securities”).

The Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Shelf Prospectus”), and as set forth in one or more supplements to the Shelf Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.

2. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on June 13, 2005, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

3. The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

4. The proposed form of Debt Securities Indenture between the Company and a trustee to be determined (the “Trustee”), filed as Exhibit 4.36 to the Registration Statement (the “Indenture”).

5. Resolutions of the Board of Directors of the Company adopted on July 21, 2005, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Securities and arrangements in connection therewith.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Directors

XM Satellite Radio Holdings Inc.

August 5, 2005

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Amended and Restated Charter and Bylaws and applicable Delaware law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to the Indenture, for which the governing law will be the laws of the State of New York; (iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent, for which the governing law should be the laws of the State of New York; (vi) prior to any issuance of Preferred Stock or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (vii) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary, for which the governing law should be the laws of the State of New York; (viii) any Rights will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as rights agent, for which the governing law should be the laws of the State of New York; (ix) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (x) the Company will remain a Delaware corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the warrant agreement for any Warrants, under the rights agreement for any Rights and under the deposit agreement for any Depositary Shares, namely, the Trustee, the warrant agent, the rights agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, rights agreement or deposit agreement, as applicable; that such Indenture, warrant agreement, rights agreement or deposit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Indenture, warrant agreement, rights agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, rights agreement or deposit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b), (c), and (e), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (d), (e) and (f), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Board of Directors

XM Satellite Radio Holdings Inc.

August 5, 2005

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants), upon due execution and delivery of the Indenture relating thereto on behalf of the Company and the Trustee, and upon authentication by such Trustee and due execution and delivery on behalf of the Company in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b) The Preferred Stock (including any Preferred Stock represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

(c) The Class A Common Stock (including any Class A Common Stock duly issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Class A Common Stock or upon the exercise of Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

(d) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(e) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(f) The Rights, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, the Rights will constitute valid and binding obligations of the Company

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan & Hartson LLP

HOGAN & HARTSON L.L.P.